Exhibit 99.1

Capital infusion fuels the global launch of Winnie & Friends, the Stan Lee Universe expansion, and the Bitcoin Brigade rollout Investment validates Kartoon Studios’ strategic direction

BEVERLY HILLS, Calif., Oct. 20, 2025 (GLOBE NEWSWIRE) -- Kartoon Studios, Inc. (NYSE American: TOON) (the “Company”), a leading global producer and distributor of premium children’s and family entertainment, today announced it has entered into a securities purchase agreement with a single institutional investor for the purchase and sale of approximately $7.3 million of equity in the Company.

The closing of the Offering is expected to occur on or about October 22, 2025, subject to the satisfaction of customary closing conditions, including approval by NYSE American. The gross proceeds from the Offering are expected to be approximately $7.3 million before deducting placement agent fees and other offering expenses and assuming that none of the common warrants are exercised. The potential additional gross proceeds to the Company from the common warrants, if fully exercised on a cash basis, will be approximately $7.3 million. No assurance can be given that any of the common warrants will be exercised. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes. This capital infusion will fuel the global launch and marketing of the upcoming Hundred Acre Wood’s Winnie & Friends, Stan Lee Universe expansion, Bitcoin Brigade rollout, and ongoing growth and content acquisition for Kartoon Channel!’s streaming service.

The investor will purchase 3,000,000 shares of common stock and pre-funded warrants to purchase up to 6,903,049 shares of common stock in a registered direct offering and common warrants to purchase up to 9,903,049 shares of common stock in a concurrent private placement (together with the registered direct offering, the "Offering"). The combined purchase price is $0.738 per each share of common stock and accompanying common warrant and $0.737 per each pre-funded warrant and accompanying common warrant. The common warrants issued pursuant to the concurrent private placement will have an exercise price of $0.738 per share, will be exercisable after the six month anniversary of the date of issuance, and at any time thereafter up to the fifth anniversary of the initial exercise date. The investor has agreed not to sell any Company securities until December 31, 2025, at a sale price less than $1.00.

Dawson James Securities, Inc. is acting as placement agent for the Offering.

The common stock, the pre-funded warrants and the underlying shares will be issued in a registered direct offering pursuant to an effective shelf registration statement on Form S-3 (File No. 333-276259) previously filed with the U.S. Securities and Exchange Commission (the "SEC"), under the Securities Act of 1933, as amended (the "Securities Act"), and declared effective by the SEC on January 5, 2024. The common warrants will be issued in a concurrent private placement. A prospectus supplement describing the terms of the proposed registered direct offering will be filed with the SEC and once filed, will be available on the SEC's website located at http://www.sec.gov.

The private placement of the common warrants and the underlying shares will be made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act and/or Regulation D thereunder. Accordingly, the securities issued in the concurrent private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

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About Kartoon Studios

Kartoon Studios (NYSE AMERICAN: TOON) is a global leader in children’s and family entertainment, delivering premium content and high-value intellectual property to millions of viewers worldwide. The company’s portfolio features globally recognized brands including the Stan Lee IP, including Stan Lee’s Universe, Hundred Acre Wood’s Winnie and Friends Rainbow Rangers, and more. Kartoon Studios operates Mainframe Studios—one of North America’s largest animation producers—with more than 22,000 minutes of award-winning programming delivered. Through its Toon Media Networks division, including Kartoon Channel!, Kartoon Channel Worldwide in over 60 territories, Ameba, and Frederator Network, Kartoon Studios reaches audiences across linear television, AVOD, SVOD, FAST channels, and top streaming platforms. Kartoon Channel! is consistently rated the #1 kids’ streaming app on the Apple App Store.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements and include statements regarding: the completion of the Offering, the expected timing for closing of the Offering, the exercise of the common warrants prior to their expiration, the receipt of NYSE approval and the expected use of proceeds from the Offering. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the Company on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including  market conditions, the satisfaction of customary closing conditions related to the offering and those other risk factors set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in the Company's subsequent filings with the Securities and Exchange Commission. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

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